UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 06, 2023

Veritone, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38093	47-1161641
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1615 Platte Street 2nd Floor
Denver, Colorado		80202
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (888) 507-1737

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	VERI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 6, 2023, the Board of Directors (the “Board”) of the Company increased the size of the Board from five to six members and appointed Michael Zilis as a member of the Board, effective November 8, 2023, to serve as a Class II director until the Company’s 2025 annual meeting of stockholders and until his successor is elected and qualified, or until his earlier death, resignation or removal. Mr. Zilis was also appointed to serve as a member of the Audit Committee and Compensation Committee of the Board. The Board has determined that Mr. Zilis is an independent director under the listing standards of the Nasdaq Stock Market LLC (“Nasdaq”) and meets the additional independence requirements of Nasdaq with respect to members of the Audit Committee and the Compensation Committee.

Mr. Zilis serves as chief financial officer of Ingram Micro Inc. He joined Ingram Micro in 2006 as senior vice president and corporate controller, heading the company’s financial planning and analysis, external and internal financial reporting, long-term strategic planning, financial due diligence and merger and acquisition work. Prior to Ingram Micro, Mr. Zilis was vice president and corporate controller for Avnet, Inc., where he was instrumental in leading the company’s cost-saving initiatives and efforts to streamline and add efficiency to ongoing processes. Mr. Zilis began his career with 10 years in the commercial audit practice of Arthur Andersen LLP. He is a licensed Certified Public Accountant (inactive) and received his Bachelor of Science degree in Finance and Accounting from Boston College.

There are no arrangements or understandings between Mr. Zilis and any other person pursuant to which Mr. Zilis was selected as a member of the Board. In addition, there are no transactions in which Mr. Zilis has an interest that are required to be disclosed pursuant to Item 404(a) of Regulation S-K.

For his service on the Board, Mr. Zilis will receive the regular cash compensation paid and equity compensation awarded by the Company to non-employee directors as described under the heading “Director Compensation” in the Company’s Proxy Statement filed with the Securities and Exchange Commission on April 27, 2023 in connection with its 2023 Annual Meeting of Stockholders, with the cash and equity compensation to be prorated based on Mr. Zilis’s initial appointment date. In addition, the Company has entered into a Director and Officer Indemnification Agreement with Mr. Zilis, effective November 8, 2023, in substantially the form previously filed as Exhibit 10.29 to the Company’s annual report on Form 10-K for the year ended December 31, 2022.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Veritone, Inc.

Date:	November 13, 2023	By:	/s/ Michael L. Zemetra
Michael L. Zemetra Executive Vice President, Chief Financial Officer and Treasurer